EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
To the Board of Directors and Shareholders of Footstar, Inc.:
We consent to incorporation by reference in the registration statements (No. 333-20731, No. 333-30011, No. 333-41390 and 333-131652) on Form S-8 of Footstar, Inc. (“the Company”) of our reports dated March 13, 2008 with respect to the consolidated financial statements, the related financial statement schedule and the effectiveness of internal control over financial reporting as of December 29, 2007, which reports appear in the December 29, 2007 Annual Report on Form 10-K.
/s/ Amper, Politziner & Mattia, P.C.
Edison, New Jersey
March 13, 2008